UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer and Chief Administrative Officer

On February 8, 2023, Hyperfine, Inc. (the “Company”) announced that Brett Hale has been appointed by the Board of Directors of the Company (the “Board”) to serve as Chief Administrative Officer of the Company, effective as of February 13, 2023 (the “Appointment Date”), and Chief Financial Officer of the Company, effective as of the date immediately following the date (the “2022 Form 10-K Filing Date”) the Company files its Annual Report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission (the “SEC”). On February 3, 2023, the Company determined that the employment of Alok Gupta, the Company’s current Chief Financial Officer, will terminate effective as of March 31, 2023. Mr. Gupta will assist with the transition by continuing to serve as the Company’s principal financial officer through the 2022 Form 10-K Filing Date. The Company expects to enter into a separation agreement with Mr. Gupta, the terms of which will be disclosed once available.

Mr. Hale, age 49, has over 25 years of experience as a financial professional, more than 20 of which have been in the medical technology industry. From September 2017 to February 2023, Mr. Hale served as Chief Financial Officer of Bigfoot Biomedical, Inc., which develops an integrated decision support solution for insulin requiring diabetes. Prior to that, he served as Chief Financial Officer of CardioKinetix Inc., a developer of medical technology to treat heart failure, from 2013 to 2017. Prior to joining CardioKinetix, Mr. Hale served as Chief Financial Officer of Concentric Medical, Inc., which manufactured and marketed minimally invasive devices to remove blood clots causing ischemic stroke, from 2010 through 2012, including through the acquisition of Concentric Medical, Inc. by Stryker Corp. in 2011. He began his career at Guidant Corporation (acquired by Boston Scientific Corporation) in strategic planning, sales finance, financial planning, and internal audit, as well as serving as Assurance Manager at PricewaterhouseCoopers. Mr. Hale holds a B.S. in Accounting and an M.B.A. from Indiana University and is also a Certified Public Accountant (inactive).

The selection of Mr. Hale to serve as the Company’s Chief Financial Officer and Chief Administrative Officer was not pursuant to any arrangement or understanding between Mr. Hale and any other person. There are no family relationships between Mr. Hale and any director or executive officer of the Company, and there are no transactions between Mr. Hale and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As of February 2, 2023, the Company entered into an offer letter of employment with Mr. Hale, effective as of the Appointment Date (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Hale’s initial annual base salary is $425,000. Mr. Hale is eligible to receive an annual discretionary bonus with a target of 50% of his base salary. He will receive a one-time sign-on bonus in the amount of $100,000, which is recoverable in full by the Company in the event that he voluntarily terminates his employment with the Company or is terminated for “cause” (as defined in the Hyperfine, Inc. Executive Severance Plan, as amended (the “Severance Plan”)) prior to the 18 month anniversary of the Appointment Date. The Offer Letter further provides that Mr. Hale will receive a grant of stock options to purchase 1,000,000 shares of Class A common stock of the Company as of the Appointment Date, with 25% of the stock options to vest at the mid-point of the calendar quarter that includes the one year anniversary of the Appointment Date, and 2.083% at the end of each month thereafter, subject to Mr. Hale’s continued service to the Company through the applicable vesting dates. These stock options are being granted as an “inducement” award under Nasdaq Listing Rule 5635(c)(4) and, accordingly, such award will be granted outside of the Company’s 2021 Equity Incentive Plan. Commencing on the Appointment Date, Mr. Hale will also become a participant in the Company’s Severance Plan. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Further, in connection with Mr. Hale’s appointment, Mr. Hale and the Company entered into an indemnification agreement in the form the Company has entered into with its other executive officers and directors, which form is filed as Exhibit 10.24 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2021.

Executive Severance Plan, As Amended

On February 3, 2023, the Board amended the Severance Plan to include Brett Hale as an additional participant in the Severance Plan effective February 13, 2023. In addition to Mr. Hale and Mr. Gupta, participants in the Severance Plan include Maria Sainz, the Company’s Chief Executive Officer, Khan Siddiqui, the Company’s Chief Medical Officer and Chief Strategy Officer, and Tom Teisseyre, the Company’s Chief Product Officer.

Under the Severance Plan, if the Company terminates a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•	Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier included in the Severance Plan.

•	The Company will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the severance period.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•

Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier included in the Severance Plan.

•	The Company will pay for company contribution for continuation coverage under COBRA during the severance period.

•

Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by the Company.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Separation Agreement

On February 6, 2023, the Company entered into a Separation Agreement (the “Separation Agreement”) with Neela Paykel, the Company’s former General Counsel, Chief Compliance Officer, and Corporate Secretary, in connection with the previously disclosed termination of the employment of Ms. Paykel on December 5, 2022 (the “Separation Date”) as part of the organizational restructuring. The Separation Agreement provides, among other things, that (i) the Company will pay Ms. Paykel separation pay equal to $195,000; (ii) for up to six months following the Separation Date, the Company will pay the employer portion of Ms. Paykel’s COBRA health insurance if she enrolls in COBRA coverage; and (iii) all of Ms. Paykel’s outstanding equity awards that would have vested through March 31, 2023 will be vested and all her vested options will remain exercisable through June 30, 2024. The Separation Agreement also includes a release and waiver by Ms. Paykel and other customary provisions.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On February 8, 2023, the Company issued a press release announcing the appointment of Brett Hale, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1+	Offer Letter, dated as of February 2, 2023, by and between Hyperfine, Inc. and Brett Hale

10.2+	Executive Severance Plan, as amended

10.3+	Separation Agreement, dated as of February 6, 2023, by and between Hyperfine, Inc. and Neela Paykel

99.1	Press Release, dated February 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: February 8, 2023	By:	/s/ Maria Sainz
Maria Sainz
President and Chief Executive Officer